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                                                                   EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4) of USA Waste Services, Inc. of our report dated February 21, 1997, except for Note 13, as to which the date is March 25, 1997, with respect to the consolidated financial statements and schedule of United Waste Systems, Inc. included in its Annual Report on Form 10-K/A #2 for the year ended December 31, 1996, filed with the Securities and Exchange Commission on June 24, 1997, which was incorporated by reference in USA Waste Services, Inc.'s and United Waste Systems, Inc.'s Joint Proxy/Prospectus.


                                        Ernst & Young LLP


MetroPark, New Jersey
August 1, 1997